UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     May 3, 2006
Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code    (412) 394-2800
N/A

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The Company now classifies grain-oriented silicon electrical steel and tool steel as high-value products.
The following price and volume information for the Company’s Flat-Rolled Products business segment, which reflects this classification change, is filed as part of this Current Report on Form 8-K.

	Quarter Ended
2005	March 31	June 30	September 30	December 31	Year
VOLUME:
Flat-Rolled Products (000’s lbs.)
High value	126,816	122,652	123,174	123,226	495,868
Commodity	218,758	173,584	131,218	129,310	652,870

Flat-Rolled Products total	345,574	296,236	254,392	252,536	1,148,738

AVERAGE PRICES:
Flat-Rolled Products (per lb.)
High value	$2.01	$2.24	$2.18	$2.19	$2.15
Commodity	$1.22	$1.30	$1.27	$1.24	$1.26
Flat-Rolled Products combined average	$1.51	$1.69	$1.71	$1.70	$1.64

	Quarter Ended
2004	March 31	June 30	September 30	December 31	Year
VOLUME:
Flat-Rolled Products (000’s lbs.)
High value	120,324	124,162	125,738	138,722	508,946
Commodity	129,650	143,354	214,624	178,932	666,560

Flat-Rolled Products total	249,974	267,516	340,362	317,654	1,175,506

AVERAGE PRICES:
Flat-Rolled Products (per lb.)
High value	$1.55	$1.68	$1.71	$1.75	$1.67
Commodity	$1.09	$1.19	$1.16	$1.25	$1.18
Flat-Rolled Products combined average	$1.31	$1.42	$1.36	$1.47	$1.39

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Richard J. Harshman

Richard J. Harshman Executive Vice President, Finance and Chief Financial Officer
Dated: May 3, 2006